UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 31, 2025
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Clearwater Analytics Holdings, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-40838	87-1043711
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 W. Main Street Suite 900 Boise, Idaho	83702
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: 208 433-1200
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.001 per share	CWAN	New York Stock Exchange LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2025, the Board of Directors (the “Board”) of Clearwater Analytics Holdings, Inc. (the “Company”) appointed Bas NieuweWeme to the Board, effective immediately. Mr. Bas NieuweWeme will serve as a Class I director with a term expiring at the Company’s Annual Meeting of Stockholders in 2028.

For serving on the Board, Mr. NieuweWeme will be eligible to receive an annualized cash retainer equal to $40,000 per calendar year. For his initial year of service on the Board, Mr. NieuweWeme will receive a grant of restricted stock units with an equivalent value of $350,000, with the number of restricted stock units calculated by dividing $350,000 by the ten trading-day average closing share price leading up to the day of the grant, vesting in three equal installments on each of the first, second and third anniversaries of the day of the grant, subject to Mr. NieuweWeme’s continued service through each applicable vesting date. Mr. NieuweWeme will also be eligible for an annual grant of restricted stock units with an equivalent value of $200,000, with the number of restricted stock units calculated by dividing $200,000 by the ten trading-day average closing share price leading up to the day of the grant.

Mr. NieuweWeme, 53, has over 25 years of executive leadership experience in the asset management industry and is currently a Senior Advisor at Boston Consulting Group, which he joined in June 2025. Mr. NieuweWeme has also been the team manager for the Dutch National Men’s Hockey Team since November 2024. Previously, Mr. NieuweWeme was the Chief Executive Officer of Aegon Asset Management and a member of the Aegon Ltd. Executive Committee between 2019 to 2024. Mr. NieuweWeme also previously served as a Non-Executive Director and Vice Chairman of the Supervisory Board of La Banque Postale Asset Management from 2019 to 2024 and as a member of the Board of Directors of Aegon Industrial Fund Management Company Limited from 2019 to 2024. Mr. NieuweWeme holds a law degree from the University of Amsterdam School of Law with a specialization in tax law and an Executive MBA from the New York University Stern School of Business.

In connection with Mr. NieuweWeme’s appointment to the Board, the Company has entered into an indemnification agreement with Mr. NieuweWeme in substantially the same form as the Company has entered into with each of the Company’s existing directors and as previously disclosed in the Company’s public filings.

The Board has determined that Mr. NieuweWeme is independent under the applicable standards of the New York Stock Exchange. There were no arrangements or understandings between Mr. NieuweWeme and any other persons pursuant to which he was selected as a director. In addition, Mr. NieuweWeme is not a party to any transaction, or any proposed transaction, required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Item 7.01 Regulation FD Disclosure.

On August 5, 2025, the Company issued a press release announcing the appointment of Mr. NieuweWeme to the Board. The press release also announces the appointment of Dr. Mukesh Aghi, who was elected as a Class I director by the Company’s stockholders at the Company’s 2025 Annual Meeting of Stockholders. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.
(d):The following exhibits are being filed herewith:

Exhibit Number	Description
99.1	Press release entitled “Clearwater Analytics Announces New Board members to Accelerate International Growth and Innovation” dated August 5, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Clearwater Analytics Holdings, Inc.

Date:	August 5, 2025	By:	/s/ Alphonse Valbrune
Alphonse Valbrune, Chief Legal Officer & Corporate Secretary